EXHIBIT 31.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
I, David J. Frear, the Executive Vice President and Chief Financial Officer of Sirius Satellite Radio Inc., certify that:
1.	I have reviewed the annual report on Form 10-K/A (Amendment No. 1) of Sirius Satellite Radio Inc. (this “report”); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ David J. Frear
David J. Frear
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

April 29, 2008